Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-255064) Pertaining to the Incentive Scheme of Evaxion Biotech A/S,

(2)	Registration Statement (Form F-3 No. 333-265132) of Evaxion Biotech A/S;

(3)	Registration Statement (Form F-1 No. 333-266050) of Evaxion Biotech A/S;

(4)	Registration Statement (Form F-1 No. 333-276505) of Evaxion Biotech A/S;

(5)	Registration Statement (Form F-1 No. 333-279153) of Evaxion Biotech A/S;

(6)	Registration Statement (Form F-1 No. 333-283304) of Evaxion Biotech A/S; and

(7)	Registration Statement (Form F-3 No. 333- 285778 ) of Evaxion Biotech A/S,

of our report dated April 1, 2025, with respect to the consolidated financial statements of Evaxion Biotech A/S included in this Annual Report (Form 20-F) of Evaxion Biotech A/S for the year ended December 31, 2024.

/s/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

April 1, 2025